Exhibit 10.9

CONSENT, WAIVER AND AMENDMENT AGREEMENT
(Convertible Debentures)

This Consent, Waiver and Amendment Agreement (this “Agreement”) is entered into as of July 19, 2007, by and between each of the undersigned purchasers, acting individually (individually a “Purchaser” and collectively the “Purchasers”), and Viking Systems, Inc., a Delaware corporation (the “Company”).

Pursuant to a securities purchase agreement dated February 24, 2007 among the Company and the Purchasers (the “Purchase Agreement”), the Purchasers were issued secured convertible debentures (the “Debentures”) and warrants (the “Warrants”) to purchase shares of Common Stock, par value $.001 per share (the “Common Stock”) and in the individual amounts set forth below such Purchaser’s name on the signature pages to the Purchase Agreement;

The Debenture offering was for a maximum of $6,000,000 of the Debentures of which approximately $5,376,533 has been received by the Company. The $6,000,000 maximum was established in late November 2006. The $6,000,000 Debenture maximum assumed the Debenture would close in early January 2007. In February 2007, discussions were held with a number of Debenture Purchasers regarding the need to increase the Debenture maximum to off-set the two month delay in closing and to address other changes in the business plans of the Company that were impacted by, and not anticipated in, the final Debenture agreements. Since the initial close of the Debenture offering, the Company has been actively seeking additional funds from other interested investors.

The Company is in need of additional capital and the Company believes that the balance of the $6,000,000 is now available, together with additional funds required by the Company to fund its operations. The Company desires to obtain the consent of the Purchasers to increase the maximum Debenture offering to $8,000,000 from $6,000,000 (an additional $2,623,467).

The Company and Purchasers desire to amend certain terms of the Transaction Documents and waive certain provisions and other matters contained in the Transaction Documents.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Purchasers and the Company agree as follows:

ARTICLE I
DEFINITIONS

Section 1.  Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

ARTICLE II
AMENDMENTS AND OTHER AGREEMENTS

Section 2.1  Consent to Increased Financing. Each Purchaser, severally and not jointly with the other Purchasers, hereby consents to the Company consummating the issuance of up to $8,000,000 principal amount (including $5,376,533 already issued) of 8% Secured Convertible Debentures and Warrants on the terms and conditions substantially as set forth in the Transaction Documents. Each Purchaser agrees that Section 4.13 (Participation in Future Financing) and Section 4.14 (Subsequent Equity Sales) of the Purchase Agreement and Section 7 (Negative Covenants) of the Debenture document are specifically amended to enable the Company to sell up to $2,623,467 of additional Debentures without compliance with the terms set forth in those sections.

Section 2.2 Effect on Transaction Documents. The foregoing consents and waivers are given solely in respect of the transactions described herein. Except as expressly set forth herein, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein. This Agreement shall not constitute a novation or satisfaction and accord of any Transaction Document.

Section 2.3. Conditions to Purchasers Obligations. The respective obligations of the Purchasers hereunder and the effectiveness of the consents, waivers and amendments set forth herein are subject to written approval of the Holders of not less than 76% of the outstanding principal amount of the Debentures.

ARTICLE III
MISCELLANEOUS

Section 3.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.

Section 3.2 Survival. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 3.3 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 3.4 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 3.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreement.

Section 3.6 Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 3.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 3.8 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 3.9 Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder, by written notice to the other parties, if the transactions contemplated hereunder are not effective on or before July 31, 2007.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VIKING SYSTEMS, INC.
By:__________________________________________ Name: Title:

[PURCHASER SIGNATURE PAGES TO VKSY
AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________
Signature of Authorized Signatory of Purchaser: __________________________________
Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________
Email Address of Purchaser:________________________________________________

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